Exhibit 99.2

SG Technologies Corp

Summary of Unaudited Pro Forma Condensed Financial Statements

On March 21, 2012, SG Technologies Corp (the “Company”), entered into an Agreement and Plan of Merger with Phototron Holdings, Inc. (“Phototron”) and the closing of the merger occurred on April 5, 2012. At the closing, SGT Merger Corporation, a Nevada corporation and wholly-owned subsidiary of Phototron (“MergerCo”), was merged with and into the Company (the “Merger”). The Company’s outstanding shares of common stock were exchanged for 157,000,000 shares of Phototron’s common stock and 3,000,000 shares of Phototron’s Series A Preferred Stock. Each share of the Series A Preferred Stock will convert into 23 shares of Phototron’s common stock on the earlier of (a) the date agreed to by the holders of a majority of the shares of Series A Preferred Stock and Phototron’s representative and (b) the 18-month anniversary of the closing.

In connection with the closing, Phototron and the Company entered into an escrow agreement, pursuant to which, the shares of the Series A Preferred stock issued to the Company’s stockholders will be held in escrow pending the achievement by the surviving company of certain financial milestones as provided in the merger agreement. If the surviving corporation achieves such financial milestones, the Series A Preferred Stock will be released from escrow and delivered to the Company’s former stockholders. If the surviving corporation fails to achieve such financial milestones, the Series A Preferred Stock will be released from escrow, delivered to Phototron, Inc. and cancelled.

In connection with the Merger, Phototron issued $500,000 of notes payable to the former note holders of the Company in exchange for notes previously issued by the Company. The new notes (the “Notes”) were issued pursuant to the terms and conditions of that that certain Securities Purchase and Exchange Agreement, dated as of March 16, 2012. The Notes are unsecured and pay 6% interest per annum with a maturity date of April 15, 2015. Phototron’s obligations under the Notes would accelerate upon bankruptcy, any default by Phototron of its payment obligations under the Notes or the breach of any provision of any material agreement between Phototron and such note holders. Default interest will accrue after an event of default at an annual rate of 12%.The Notes are convertible at any time into common stock at a specified conversion price, which will initially be $0.035 per share. The conversion price will be subject to specified adjustments for certain changes in the number of outstanding shares of Phototron’s common stock. In the event a dilutive issuance occurs such conversion price would be subject to a “full ratchet” adjustment that generally reduces the conversion price to equal the price in the dilutive issuance.

As of the closing, Phototron had 309,343,383 shares of common stock issued and outstanding, of which 157,000,000 shares were owned by the Company’s former stockholders, representing approximately 51% of the outstanding shares of Phototron’s common stock immediately following the Merger, and 152,343,383 shares were owned by Phototron’s existing stockholders, representing approximately 49% of the outstanding shares of Phototron’s common stock. Since former holders of the Company’s common stock owned, after the Merger, approximately 51% of Phototron’s shares of common stock, and because of certain other factors, including the members of the merged executive management were members of the Company’s management, the transaction will be accounted for as a reverse merger with the Company deemed the acquiring company for accounting purposes, and Phototron deemed the legal acquirer. Due to the change in control, the consolidated financial statements going forward will reflect the historical results of the Company prior to the Merger and that of the combined company following the Merger, and will not include the historical financial results of Phototron prior to the completion of the Merger. Common stock and the corresponding capital amounts of the Company pre-Merger will be retroactively restated as capital stock shares reflecting the exchange ratio in the Merger

The Company has estimated that the fair value of the 157,000,000 common shares and the 3,000,000 shares of Phototron’s Series A Preferred Stock issued to the former stockholders of the Company to be $300,000; however, a formal valuation is underway and actual valuation may differ. The purchase price has been allocated to specific identifiable tangible and intangible assets in accordance with Accounting Standards Codification 805, “Business Combinations”, as follows:

Tangible assets acquired (at Fair Value)	$ 248,494
Intangibles assets	225,000
Goodwill	617,716
Total	1,091,210
Less fair value of liabilities assumed	791,210
Purchase price	$ 300,000

The conversion feature of the Notes described above do not have fixed settlement provisions because their conversion may be lowered if Phototron issues securities at lower prices in the future. In accordance with the FASB authoritative guidance, the conversion feature of the Notes will be separated from the host contract (i.e., the Notes Payable) and recognized as a derivative instrument to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The unaudited pro forma balance sheet as of March 31, 2012 and the unaudited consolidated statement of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 presented herein gives effect to the acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the acquisition, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of the Company contained elsewhere in this Current Report on Form 8-K, as filed with the Securities and Exchange Commission, Phototron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on April 12, 2012, and Phototron’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, as filed with the Securities and Exchange Commission on May 15, 2012.

Phototron Holdings, Inc. and SG Technologies Corp.
Pro-Forma Balance Sheet
March 31, 2012
(Unaudited)

	Phototron	SG
	Holdings,	Technologies	Pro-forma
ASSETS	Inc.	Corp.	Adjustments		Total

Current Assets
Cash	$ 9,825	$ 6,251			$ 16,076
Accounts receivable, net	-	14,635	-		14,635
Inventories	183,234	134,605	-		317,839
Prepaid expenses and other current assets	15,000	-	-		15,000

Total current assets	208,059	155,491	-		363,550

Property and equipment, net	27,900	1,753	-		29,653

Other assets	12,535	8,600	-		21,135

Intangibles	-	-	225,000	(c)	225,000

Goodwill	-	-	617,716	(c)	617,716

Total Assets	$ 248,494	$ 165,844	$ 842,716		$ 1,257,054

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$ 40,606	$ 43,638	$ -		$ 84,244
Accrued liabilities	14,498	253	-		14,751
Notes payable	60,947	25,000	(25,000)	(a)	60,947
Related party advances	-	282,000	(282,000)	(a)	-
Notes payable, related party	-	193,000	(193,000)	(a)	-

Total current liabilities	116,051	543,891	(500,000)		159,942

6% Senior secured convertible notes, net of discount	343,696		254,080	(a)	597,776
Derivative liability	331,463		245,920	(a)	577,383

Total liabilities	791,210	543,891	-		1,335,101

Commitments and contingencies

Equity

Members' deficiency	-	(378,047)	378,047	(b)	-

Stockholders' equity
Convertible Series A Preferred stock			15,700	(b)	15,700
Common stock	15,233	-	15,513	(b)	30,746
Additional paid-in capital	4,292,990	-	(4,292,990)	(b)	-
			253,554	(b)	253,554
Retained earnings	(4,850,939)	-	4,472,892	(b)	(378,047)
Total equity	(542,716)	-	464,669		(78,047)

Total Liabilities and equity	$ 248,494	$ 165,844	$ 842,716		$ 1,257,054
					-

(a) -	To record new 6% Senior Secured Convertible Notes that replaced the existing note payable, note payable, related party and related party advances
(b) -	To recognize the exchange of SG Technologies equity for 157,000,000 shares of common stock and 3,000,000 shares of Phototron Holdings, Inc.'s Series A Preferred Stock.
(c) -	To reflect amortization of intangible assets, including trademarks, customer and distributor lists and trade secrets.

Phototron Holdings, Inc. and SG Technologies Corp.
Pro-Forma Statement of Operations (Unaudited)
For the Year Ended December 31, 2011

	Phototron	SG
	Holdings,	Technologies	Pro-forma
	Inc.	Corp.	Adjustments		Total

Revenue	$ 498,736	$ 948,406	$ -		$ 1,447,142

Cost of goods sold	352,481	717,686	-		1,070,167

Gross profit	146,255	230,720	-		376,975

General and administrative expenses	4,024,226	601,943	75,000	(c)	4,701,169

Loss from operations	(3,877,971)	(371,223)	(75,000)		(4,324,194)

Other expenses
Reverse merger expenses	430,966	-	-		430,966
Interest expense	58,217	25,412	-		83,629

Net loss	$(4,367,154)	$ (396,635)	$ (75,000)		$(4,838,789)

Loss per share - basic and diluted	$ (0.03)				$ (0.02)

Weighted average shares
outstanding basic and diluted	137,158,752				294,158,752

Phototron Holdings, Inc. and SG Technologies Corp.
Pro-Forma Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2012

	Phototron	SG
	Holdings,	Technologies	Pro-forma		Pro-forma
	Inc.	Corp.	Adjustments		Total

Revenue	$ 107,592	$ 91,809	$ -		$ 199,401

Cost of goods sold	70,837	83,767	-		154,604

Gross profit	36,755	8,042	-		44,797

General and administrative expenses	305,703	125,144	18,750	(c)	449,597

Loss from operations	(268,948)	(117,102)	(18,750)		(404,800)

Other expenses
Reverse merger expenses	-	-	-		-
Interest expense	117,925	4,584	-		122,509

Net loss	$ (386,873)	$(121,686)	$(18,750)		$ (527,309)

Loss per share - basic and diluted	$ (0.00)				$ (0.00)

Weighted average shares
outstanding basic and diluted	149,303,598				306,303,598